Exhibit 99.14


Subject: GSAA 2005-2 -- Launch (EXTERNAL)


GSAA 2005-2 -- Launch
$482.667mm
GS lead manager/books

Class   S&P/Moodys   Size(mm)   Clt.Grp   Cr.Spt   AvL     Prin.Wndw      Launch
 1A-2    AAA/Aaa        9.930      I       19.90   2.24   02/05-12/11     1mL+30
 2A-1    AAA/Aaa      188.756     II       19.90   1.00   02/05-04/07     1mL+14
 2A-2    AAA/Aaa       57.207     II       19.90   3.00   04/07-08/09     1mL+23
 2A-3    AAA/Aaa       48.160     II       19.90   6.19   08/09-12/11     1mL+35
 M-1     AAA/Aa1       17.191     ALL      16.40   4.85   08/08-12/11     1mL+43
 M-2     AA+/Aa2       15.226     ALL      13.30   4.78   06/08-12/11     1mL+47
 M-3     AA+/Aa3        8.596     ALL      11.55   4.74   06/08-12/11     1mL+50
 M-4      AA/A1         8.595     ALL       9.80   4.71   05/08-12/11     1mL+70
 M-5      AA-/A2        8.595     ALL       8.05   4.69   04/08-12/11     1mL+75
 M-6      A+/A3         7.367     ALL       6.55   4.68   03/08-12/11     1mL+85
 B-1      A/Baa1        6.140     ALL       5.30   4.66   03/08-12/11     1mL+130-135
 B-2    BBB+/Baa2       6.140     ALL       4.05   4.66   03/08-12/11     1mL+145
 B-3     BBB/Baa3       4.912     ALL       3.05   4.64   02/08-12/11     1mL+230-235

Expected Deal Timing:
Expected Pricing - ~2:45 PM today
Settle - 1/28

Disclaimer:

This material has been prepared specifically for you and contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind.